                                                                    Exhibit 4.13

            MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT,
                     FINANCING STATEMENT AND FIXTURE FILING

                                      FROM

                 FOREST OIL CORPORATION, a New York corporation
              that is the successor-in-interest to FORCENERGY INC,
               a Delaware corporation, by virtue of the merger of
                   FORCENERGY INC into FOREST OIL CORPORATION
                        effective as of December 7, 2000
                    (Taxpayer Identification No. 25-0484900)

                                       TO

                         ROBERT C. MERTENSOTTO, Trustee

                                       AND

                       GREGORY P. WILLIAMS, Trustee (Utah)

                                       AND

                            THE CHASE MANHATTAN BANK,
                         as Global Administrative Agent
                    (Taxpayer Identification No. 13-2633613)


                          Dated as of December 7, 2000

--------------------------------------------------------------------------------


A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES PAYMENT OF FUTURE ADVANCES. THE MAXIMUM PRINCIPAL AMOUNT SECURED BY THIS MORTGAGE IS SET FORTH IN ARTICLE I HEREOF. THIS MORTGAGE ALSO SECURES OTHER AMOUNTS PROVIDED HEREIN AND AT LAW. THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME.

THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO. THE MORTGAGED PROPERTY COVERED BY THIS

INSTRUMENT INCLUDES AS-EXTRACTED COLLATERAL (INCLUDING BOTH (A) OIL, GAS, AND OTHER MINERALS AND (B) ACCOUNTS ARISING OUT OF THE SALE THEREOF AT THE WELLHEADS OF THE WELLS LOCATED NOW OR HEREAFTER ON THE REAL PROPERTY DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT ALSO COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THIS INSTRUMENT IS TO BE FILED OF RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTIES, RECORDING DISTRICTS AND/OR PARISHES REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A HERETO.

ALASKA RECORDING INSTRUCTION: THIS INSTRUMENT IS TO BE RECORDED IN ALASKA IN THE RECORDING DISTRICTS NAMED IN EXHIBIT A. IN ADDITION, BOTH THE NAME "FOREST OIL CORPORATION" AND THE NAME "FORCENERGY INC" SHOULD BE INDEXED IN THE GRANTOR INDEX OF EACH SUCH RECORDING DISTRICT.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. A POWER OF SALE MAY ALLOW THE GLOBAL ADMINISTRATIVE AGENT (AS HEREINAFTER DEFINED) OR THE TRUSTEES (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS HEREINAFTER DEFINED) UNDER THIS MORTGAGE.

UTAH NOTE: THIS TRANSACTION IS NOT A TAXABLE EVENT UNDER UTAH LAW AND THEREFORE NO SALES TAX DISCLOSURE IS BEING MADE UNDER U.C.A. SECTION 70A-9-402(6).

ALASKA NOTE: MORTGAGOR IS PERSONALLY OBLIGATED AND FULLY LIABLE FOR THE AMOUNTS DUE UNDER THE LOAN DOCUMENTS. THE GLOBAL ADMINISTRATIVE AGENT HAS THE RIGHT TO SUE ON EACH LOAN DOCUMENT AND TO OBTAIN A PERSONAL JUDGMENT AGAINST MORTGAGOR FOR THE AMOUNT DUE UNDER EACH LOAN DOCUMENT EITHER BEFORE OR AFTER A JUDICIAL FORECLOSURE UNDER ALASKA STATUTES 09.45.170 - 09.45.220 OF THIS INSTRUMENT GIVEN BY MORTGAGOR TO SECURE PAYMENT OF THE AMOUNTS DUE UNDER THE LOAN DOCUMENTS.

THIS INSTRUMENT WAS PREPARED BY AND
WHEN RECORDED AND/OR FILED IS TO BE RETURNED TO:

Francis R. Bradley, Esq.
Mayer, Brown & Platt
700 Louisiana, Suite 3600
Houston, Texas  77002

            MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT,
                     FINANCING STATEMENT AND FIXTURE FILING


STATE OF TEXAS
COUNTY OF HARRIS


         BE IT KNOWN, that on this 17th day of November, 2000,

         BEFORE ME, the undersigned notary public, duly commissioned and qualified, and in the presence of the undersigned competent witnesses,

         PERSONALLY CAME AND APPEARED:

         FOREST OIL CORPORATION, a New York corporation, that is the successor-in-interest to FORCENERGY INC, a Delaware corporation, by virtue of the merger of FORCENERGY INC into FOREST OIL CORPORATION effective as of December 7, 2000 (FOREST OIL CORPORATION, as successor-in-interest to FORCENERGY INC, herein the "MORTGAGOR"), whose tax identification number is 25-0484900 and whose mailing address is 1600 Broadway, Suite 2200, Denver, Colorado 80202, represented herein by its undersigned duly authorized Vice President and Treasurer pursuant to resolutions of the Board of Directors of Mortgagor, a certified copy of which is annexed hereto, which, being duly sworn, did declare that it does hereby execute this MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this "MORTGAGE") dated as of December 7, 2000 for the convenience of the parties, but executed on the date set forth above, in favor of ROBERT C. MERTENSOTTO of Houston, Texas and GREGORY P. WILLIAMS, Trustee (Utah) of Salt Lake City, Utah, as Trustees (herein collectively called the "TRUSTEES"), and THE CHASE MANHATTAN BANK, having offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (herein called the "GLOBAL ADMINISTRATIVE AGENT"), for itself and as Global Administrative Agent for each of the Lender Parties (hereinafter defined).

                                   WITNESSETH:

         1. Pursuant to that certain Credit Agreement, dated as of October 10, 2000 (herein, as the same may be amended, modified or supplemented from time to time, called the "CREDIT AGREEMENT"), among the Mortgagor, the various financial institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto, the various financial institutions as are, or may from time to time become, Agents under the Credit Agreement and the Global Administrative Agent, the Lenders have extended Commitments to make Loans to, and the Issuing Banks have agreed to issue Letters of Credit for the benefit of, the Mortgagor in a maximum aggregate principal amount of up to $700,000,000 which Commitments and agreements are currently scheduled to mature on October 10, 2005.

         2. The Borrower and its Restricted Subsidiaries have entered into or may enter into certain Hedging Agreements with one or more Lender Parties pursuant to the terms of the Credit Agreement.

         3. It is a condition precedent to the making of the initial Loans and the issuance of the initial Letter of Credit under the Credit Agreement and to such Lenders' or such Affiliates' obligations under the Hedging Agreements referred to above that the Mortgagor is required to execute and deliver this Mortgage.

         4. The Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.

         5. Capitalized terms not otherwise defined herein shall have the meanings attributed them in the Credit Agreement. For all purposes of this instrument, unless the context otherwise requires:

                  A. "HYDROCARBONS" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

                  B. "LANDS DESCRIBED IN EXHIBIT A" shall include any lands which are either described in EXHIBIT A or the description of which is incorporated in EXHIBIT A by reference to another instrument or document, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in EXHIBIT A or the description of which is incorporated in EXHIBIT A by reference.

                  C. "LENDER PARTIES" shall mean, as the context may require, any Agent, any Issuing Bank, any Lender, or any Affiliate of a then current Lender that is a party to a Hedging Agreement and each of its respective successors, transferees and assigns.

                  D. "MORTGAGED PROPERTY" shall mean the properties, rights and interests hereinafter described and defined as the Mortgaged Property.

                  E. "OIL AND GAS LEASES" shall include oil, gas and mineral leases, subleases and assignments thereof, operating rights, and shall also include subleases and assignments of operating rights.

                  F. "OPERATING EQUIPMENT" shall mean all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in EXHIBIT A which are useful for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons (together with all accessions, additions and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), steam generation and injection equipment and systems, power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities.

                  G. "PRODUCTION SALE CONTRACTS" shall mean contracts now in effect, or hereafter entered into by the Mortgagor, or entered into by the Mortgagor's predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described or referred to in EXHIBIT A attached hereto and made a part hereof.

                  H. "SECURED OBLIGATIONS" shall have the respective meanings set forth in SECTION 1.2 hereof.


                  I. "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the States of New York, Texas, Louisiana (as the Louisiana Commercial Laws), Wyoming, Utah , and Alaska and the terms "ACCOUNTS", "ACCOUNT DEBTOR", "CHATTEL PAPER", "CONTRACT RIGHTS", "DEPOSIT ACCOUNTS", "DOCUMENTS", "GENERAL INTANGIBLES", "GOODS", "EQUIPMENT", "FIXTURES", "INVENTORY", "INSTRUMENTS", and "PROCEEDS" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

         NOW, THEREFORE, the Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, does hereby (a) GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, PLEDGE AND HYPOTHECATE, TRANSFER AND CONVEY unto the Trustees, in trust, with a POWER OF SALE, for the use and benefit of the Global Administrative Agent, for itself and as agent for the Lender Parties, all the Mortgagor's right, title, and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights, and interests that are located in (or cover properties located in) the States of Alaska, Texas, or Utah or which are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of any such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby (the "DEED OF TRUST MORTGAGED PROPERTY"), and (b) GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, COLLATERALLY ASSIGN, PLEDGE AND HYPOTHECATE, TRANSFER AND CONVEY unto the Global Administrative Agent, with a POWER OF SALE, for itself and as agent for the Lender Parties, all the Mortgagor's right, title, and interest, whether now owned or hereinafter acquired, including all interests now or hereafter acquired by the Mortgagor by merger from Forecenergy, Inc. in and to all of the hereinafter described properties, rights, and interests that are located in (or cover properties located in) the States of Louisiana and Wyoming or which are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of any such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby) which were not granted to the Trustee in clause (a) above (the "OTHER MORTGAGED PROPERTY"); and, insofar as such properties, rights and interests consist of Equipment, General Intangibles, Accounts, Contract Rights, Inventory, Fixtures, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights and interests), the Mortgagor hereby grants to the Global Administrative Agent, for itself and as agent for the Lender Parties, a security interest therein to the full extent of the Mortgagor's legal and beneficial interest therein, now owned or hereafter acquired, namely:

                  (a) the lands described in EXHIBIT A, and the oil and gas leases, the fee, mineral, overriding royalty, royalty and other interests which are described or referred to in EXHIBIT A,

                  (b) the presently existing and hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any federal, state or other governmental agency having jurisdiction) which are specifically described in EXHIBIT A or which relate to any of the properties and interests specifically described in EXHIBIT A,

                  (c) the Hydrocarbons which are in, under, upon, produced or to be produced from or which are attributed or allocated to the lands described in EXHIBIT A,

                  (d) the Production Sale Contracts,

                  (e) the Operating Equipment,

                  (f) without duplication of any other provision of this granting clause, Equipment, Fixtures and other Goods necessary or used in connection with, and Inventory, Accounts, General Intangibles, Contract Rights, Chattel Paper, Deposit Accounts, Documents, Instruments and Proceeds arising from, or relating to, the properties and other interests described in EXHIBIT A, and

                  (g) any and all liens and security interests in Hydrocarbons securing the payment of proceeds from the sale of Hydrocarbons, including but not limited to those liens and security interests provided for in Section 9.319 of the Texas Business and Commerce Code, in Section 34.1-9-319, Wyoming Statutes Annotated, 1999 Edition, or similar statutes of other jurisdictions or any successor statutes;

together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and, to the extent permitted by the terms of any instrument creating the same, all accounts, contracts, contract rights, options, nominee agreements, unitization or pooling agreements, operating agreements and unit operating agreements, processing agreements, farm-in agreements, farmout agreements, joint venture agreements, partnership agreements (including mining partnerships), exploration agreements, bottom hole agreements, dry hole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, net profits agreements, production payment agreements, Hedging Agreements (as defined in the Credit Agreement), insurance policies, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of- way, franchises, bonds, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy agreements, privileges, development rights, condemnation awards, claims against third parties, general intangibles, rents, royalties, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid ITEMS (a) through (g), inclusive, in this granting clause mentioned, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other properties, rights and interests) which the Mortgagor might at any time have or be entitled to, all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien and security interest of this instrument by means of supplements hereto, being hereinafter called the "MORTGAGED PROPERTY".

         Subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in EXHIBIT A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in EXHIBIT A and which are taken into consideration in computing any percentage, decimal or fractional interest as set forth in EXHIBIT A), (ii) the assignment of production contained in ARTICLE III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of SECTION 3.5 hereof, and (iii) the condition that none of the Trustees, the Global Administrative Agent and the other Lender Parties shall be liable in any respect for the performance of any covenant or obligation

(including without limitation measures required to comply with Environmental
Laws) of the Mortgagor in respect of the Mortgaged Property.

         TO HAVE AND TO HOLD (a) the Deed of Trust Mortgaged Property unto the Trustees for the benefit of the Global Administrative Agent, for itself and as agent for the Lender Parties, and (b) the Other Mortgaged Property unto the Global Administrative Agent, for itself and as agent for the Lender Parties, forever to secure the payment of the Secured Obligations and to secure the performance of the obligations of the Mortgagor herein contained. The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of the Global Administrative Agent to secure payment of the Secured Obligations (including the performance of the obligations of the Mortgagor herein contained) until full and final payment or discharge of the Secured Obligations, and the Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

         The Mortgagor, in consideration of the premises and to induce the Lenders to make the Loans to, and the Issuing Banks to issue the Letters of Credit for the benefit of, the Borrower, and to induce certain Lender Parties to extend financial accommodations to the Borrower pursuant to the Hedging Agreements, hereby covenants and agrees with both the Trustees, the Global Administrative Agent and the other Lender Parties as follows:

                                   ARTICLE I.
                           SECURED OBLIGATIONS SECURED

         1.1 ITEMS OF SECURED OBLIGATIONS SECURED. The following items of indebtedness are secured hereby:

                           A. All Obligations (including all future advances to be made under the Credit Agreement by the Lenders and including all obligations to reimburse the Issuing Banks for LC Disbursements), and all other obligations and liabilities of the Borrower and the other Loan Parties under the Credit Agreement and the other Loan Documents;

                           B. Any sums advanced or expenses or costs incurred by the Trustees, the Global Administrative Agent or the Lender Parties (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

                           C. Any and all other indebtedness of the Mortgagor to any Lender or any Affiliate of such Lender now or hereafter owing whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising including, without limitation, all Hedging Obligations arising under Hedging Agreements; and

                           D. Any extensions, refinancings, modifications or renewals of all such indebtedness described in SUBPARAGRAPHS (A) through (C) above, whether or not the Mortgagor executes any extension agreement or renewal instrument.

         1.2 SECURED OBLIGATIONS DEFINED. All the above obligations are hereinafter collectively referred to as the "SECURED OBLIGATIONS".

         1.3 LIMIT ON PRINCIPAL AMOUNT OF SECURED OBLIGATIONS SECURED. Notwithstanding any provision of this instrument to the contrary, the maximum principal amount of the Secured Obligations secured hereby (including without limitation as a mortgage and as a collateral assignment) shall not exceed $1,000,000,000 (including without limitation any expenses, advances or costs incurred by Lender Parties). The maturity of the Secured Obligations at the time of execution of this Mortgage is no later than October 10, 2005.

         1.4 NO PARAPH. The parties hereto acknowledge that no evidence of Secured Obligations has been paraphed for identification with this Mortgage.

                                   ARTICLE II.
                       PARTICULAR COVENANTS AND WARRANTIES
                                OF THE MORTGAGOR

         2.1 CERTAIN REPRESENTATIONS AND WARRANTIES. The Mortgagor represents and warrants to the Trustees, the Global Administrative Agent and the other Lender Parties that (a) the oil and gas leases described in EXHIBIT A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect,
(b) all producing wells located on the lands described in EXHIBIT A have been drilled, operated and produced in conformity with all applicable Governmental Rules except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, and are subject to no penalties on account of past production which could reasonably be expected to have a Material Adverse Effect, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in EXHIBIT A except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, (c) the Mortgaged Property is free from all encumbrances or liens whatsoever, except as may be specifically set forth in EXHIBIT A or as permitted by Section 7.2 of the Credit Agreement, and (d) the cover page to this instrument lists the correct legal name of the Mortgagor and the Mortgagor is not now known by any trade name. The Mortgagor will warrant and forever defend the Mortgaged Property unto the Trustees or the Global Administrative Agent, as applicable, against every person whomsoever lawfully claiming the same or any part thereof (subject, however, to the permitted Liens set forth above), and the Mortgagor will maintain and preserve the Lien hereby created so long as any of the Secured Obligations remains unpaid.

         2.2 OPERATION OF THE MORTGAGED PROPERTY. So long as the Secured Obligations or any part thereof remains unpaid, and whether or not the Mortgagor is the operator of the Mortgaged Property, the Mortgagor shall, at the Mortgagor's own expense:

                  A. Cause to be paid, promptly as and when due and payable, all rentals and royalties (including shut-in royalties) payable in respect of the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property except for those amounts being contested by the Mortgagor in good faith in such manner as not to jeopardize the rights of the Trustees, the Global Administrative Agent and the other Lender Parties in and to the Mortgaged Property; and

                  B. Notwithstanding anything in this Section to the contrary, as to any Mortgaged Property which is a working interest operated by a Person other than Mortgagor, Mortgagor agrees to take all such action and to exercise all rights as are commercially feasible and reasonably available to Mortgagor (including, but not limited to, all rights of Mortgagor under any operating agreement) to cause the operator of such property to comply with the covenants and agreements contained herein.

         2.3 RECORDING, ETC. The Mortgagor will promptly, and at the Mortgagor's expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be reasonably necessary to preserve, protect and renew the Lien hereof as a first lien on and prior perfected security interest, subject to Liens permitted by Section 7.2 of the Credit Agreement, in real or personal property, as the case may be, and the rights and remedies of the Trustees, the Global Administrative Agent and the other Lender Parties, and otherwise will do and observe all things or matters reasonably necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States of America or of any other Governmental Authority, for the purpose of effectively creating, maintaining and preserving the Lien on and in the Mortgaged Property.

                                  ARTICLE III.
                            ASSIGNMENT OF PRODUCTION

         3.1 ASSIGNMENT. As further security for the payment of the Secured Obligations, the Mortgagor hereby transfers, assigns, warrants and conveys to the Global Administrative Agent, for itself and as agent for its Lender Parties, effective as of December 7, 2000, at 7:00 A.M., local time, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Property (the "PRODUCTION"), and all Proceeds therefrom. During the continuance of an Event of Default, Mortgagor authorizes and empowers the Global Administrative Agent to demand, collect, receive and receipt for all Production and Proceeds. MORTGAGOR IRREVOCABLY APPOINTS THE GLOBAL ADMINISTRATIVE AGENT AS THE AGENT AND ATTORNEY-IN-FACT OF MORTGAGOR, FOR THE PURPOSE OF EXECUTING ANY TRANSFER ORDERS, PAYMENT ORDERS, DIVISION ORDERS, RECEIPTS, RELEASES OR OTHER INSTRUMENTS

(COLLECTIVELY, "RECEIPTS") THAT THE GLOBAL ADMINISTRATIVE AGENT DEEMS REASONABLY NECESSARY IN ORDER FOR THE GLOBAL ADMINISTRATIVE AGENT TO DEMAND, COLLECT, RECEIVE AND RECEIPT FOR PRODUCTION AND PROCEEDS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. In addition, Mortgagor agrees that, upon the Global Administrative Agent's request, Mortgagor shall promptly execute and deliver to the Global Administrative Agent such Receipts as the Global Administrative Agent may deem reasonably necessary in connection with the payment and delivery directly to the Global Administrative Agent of all Production and Proceeds and to effectuate the purposes of this paragraph. All parties producing, purchasing or receiving any Production or having Production or Proceeds in their possession for which they or others are accountable to the Global Administrative Agent by virtue of the provisions of this Article are authorized and directed to treat and regard the Global Administrative Agent as the assignee and transferee of the Mortgagor and entitled in the Mortgagor's place and stead to receive Production and Proceeds; and said parties and each of them shall be fully protected in so treating and regarding the Global Administrative Agent and shall be under no obligation to see to the application by the Global Administrative Agent of any Production or Proceeds received by it. Notwithstanding the foregoing, the Global Administrative Agent, for itself and as agent for the Lender Parties, has agreed not to exercise its right to directly receive delivery of Production and payment of Proceeds immediately. Rather, each party producing, purchasing or receiving Production may continue to make such deliveries or payments to Mortgagor until such time as such party has received notice from the Global Administrative Agent that an Event of Default has occurred and is continuing and that such party is directed to make delivery or payment directly to the Global Administrative Agent.

         3.2 APPLICATION OF PROCEEDS. All payments received by the Global Administrative Agent pursuant to SECTION 3.1 hereof shall be applied in the manner set forth in the Intercreditor Agreement.

         3.3 NO LIABILITY OF THE GLOBAL ADMINISTRATIVE AGENT IN COLLECTING. The Global Administrative Agent is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Global Administrative Agent under this Article) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received.

         3.4 ASSIGNMENT NOT A RESTRICTION ON THE GLOBAL ADMINISTRATIVE AGENT'S RIGHTS. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Obligations regardless of whether the proceeds assigned by this Article would be sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Obligations.

         3.5 STATUS OF ASSIGNMENT. Notwithstanding the other provisions of this Article and in addition to the other rights hereunder, the Trustees, the Global Administrative Agent or any receiver or keeper appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Production and Proceeds after the Secured Obligations have been declared due and payable and to apply all of said proceeds as provided in SECTION 3.2 hereof. Upon any sale of the Mortgaged Property or any part thereof pursuant to ARTICLE V, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.

         3.6 INDEMNITY. Mortgagor shall indemnify the Trustees, the Global Administrative Agent and the other Lender Parties, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the assertion, either before or after the payment in full of the Secured Obligations, that any Indemnitee received Production or Proceeds claimed by third persons, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor. The obligations of the Mortgagor as herein set forth in this Section shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

         3.7 RIGHTS UNDER STATUTES. The Mortgagor hereby appoints the Global Administrative Agent as its attorney-in-fact to pursue any and all lien rights of the Mortgagor to liens and security interests in the Mortgaged Property securing payment of Production and Proceeds attributable to the Mortgaged Property, including, but not limited to, those liens and security interests provided for by Section 9.319 of the Texas Business and Commerce Code, in
Section 34.1-9-319, Wyoming Statutes Annotated, 1999 Edition Section, and other similar statutes of other jurisdictions or any successor statutes. The Mortgagor further hereby assigns to the Global Administrative Agent any and all such liens, security interests, financing statements, or similar interests of the Mortgagor attributable to its interests in the Mortgaged Property and Production and Proceeds therefrom arising under or created by said statutory provision, judicial decision, or otherwise.

                                   ARTICLE IV.
                                EVENTS OF DEFAULT

         4.1 EVENTS OF DEFAULT HEREUNDER. The occurrence of an Event of Default under the terms and provisions of the Credit Agreement and the continuance of such Event of Default for the applicable period of grace, if any, shall be an "Event of Default" hereunder.

                                   ARTICLE V.
                           ENFORCEMENT OF THE SECURITY

         5.1 POWER OF SALE AND FORECLOSURE OF REAL PROPERTY CONSTITUTING A PART OF THE MORTGAGED PROPERTY.

         A. During the continuation of an Event of Default, the Trustees shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as they may elect, the real property constituting a part of the Deed of Trust Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustees may deem appropriate, and to make conveyance to the purchaser or purchasers, without any covenant or warranty, express or implied. The Trustees may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Trustees may make other and successive sales until all of the trust estate be legally sold.

         (1) With respect to that portion, if any, of the Deed of Trust Mortgaged Property situated in the State of Texas (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of Texas are applicable with respect to this Mortgage and/or the liens or security interests created hereby), the Trustees are hereby authorized and empowered to sell such Mortgaged Property at public sale to the highest bidder for cash in the area at the county courthouse of the county in Texas in which the Texas portion of the Mortgaged Property or any part thereof is situated, as herein described, designated by such county's commissioner's court for such proceedings, or if no area is so designated, at the door of the county courthouse of said county, at a time between the hours of 10:00 A.M. and 4:00 P.M. which is no later than three (3) hours after the time stated in the notice described immediately below as the earliest time at which such sale would occur on the first Tuesday of any month, after advertising the earliest time at which said sale would occur, the place, and terms of said sale, and the portion of the Mortgaged Property to be sold, by
                  (a) posting (or by having some person or persons acting for the Trustees post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of said county in which the sale is to be made; and if such portion of the Mortgaged Property lies in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which such part of the Mortgaged Property is situated and such part of the Mortgaged Property may be sold in the area at the county courthouse of any one of such counties designated by such county's commissioner's court for such proceedings, or if no area is so designated, at the courthouse door of such county, and the notice so posted shall designate in which county such property shall be sold, and (b) filing in the office of the county clerk of each county in which any part of the Texas portion of the Mortgaged Property which is to be sold at such sale is situated a copy of the notice posted in accordance with the preceding CLAUSE (a). In addition to such posting and filing of notice, the Global Administrative Agent shall, at least twenty-one (21) days preceding the date of sale, serve or cause to be served written notice of the proposed sale by certified mail on the Mortgagor and on each other debtor, if any, obligated to pay the Secured Obligations according to the records of the Global Administrative Agent or other holder of the Secured Obligations. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper properly addressed to the Mortgagor and such other debtors at their most recent address or addresses as shown by the records of the Global Administrative Agent or other holder of the Secured Obligations in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be PRIMA FACIE evidence of the fact of service. The Mortgagor agrees that no notice of any sale of Mortgaged Property situated in the State of Texas (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of Texas are applicable with respect to this Mortgage and/or the liens or security interests created hereby) other than as set out in this paragraph, need be given by the Trustees, the Global Administrative Agent, the other Lender Parties or any other person. The Mortgagor hereby designates as its address for the purpose of such notice the address set out on the signature page hereof, and agrees that such address may be changed only in the manner set forth in Section 10.1 of the Credit Agreement. The Mortgagor authorizes and empowers the Trustees to sell the Texas portion of the Mortgaged Property in lots or parcels or in its entirety as the Trustees shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof deeds conveying the property, but without any covenant or warranty, express or implied. Where portions of the Mortgaged Property lie in different counties, sales in such counties may be conducted in any order that the Trustees may deem expedient; and one or more such sales may be conducted in the same month, or in successive or different months as the Trustees may deem expedient. The Trustees may postpone the sale provided for in this SECTION 5.1(a)(1) by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The provisions hereof with respect to the posting and giving of notices of sale are intended to comply with the provisions of Section 51.002 of the Property Code of the State of Texas, effective January 1,

                  1984, and in the event the requirements, or any notice, under such Section 51.002 of the Property Code of the State of Texas shall be eliminated or the prescribed manner of giving such notices modified by future amendment to, or adoption of any statute superseding, Section 51.002 of the Property Code of the State of Texas, the requirement for such particular notices shall be deemed stricken from or modified in this instrument in conformity with such amendment or superseding statute, effective as of the effective date thereof.

         (2) With respect to that portion, if any, of the Deed of Trust Mortgaged Property situated in the State of Alaska (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of Alaska are applicable with respect to this Mortgage and/or the liens or security interests created hereby), notice of such sale shall be given as required by law, after the completion of which the Trustees, without demand on Mortgagor, shall sell said portion of the Deed of Trust Mortgaged Property in Anchorage, Alaska (or at such location as may be permitted by law if Anchorage is not permitted to be the point of sale), at the place provided by law at the time fixed by the Trustees in said notice of sale, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best cash bidder. In conformity with SECTION 5.6 hereof. the Global Administrative Agent shall have the right to make an offset bid without cash in an amount not in excess of the balance owed by the Mortgagor at the time of the sale, including any sums expended by the Global Administrative Agent and the Trustees under this Mortgage with interest, attorneys' fees, and costs of sale. The Trustees may postpone sale of all or any portion of said property by public announcement at such time and place of sale and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustees shall deliver to the purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. After deducting all allowable costs, fees, and expenses of the Trustees in connection with the sale, the Trustees shall apply the proceeds of sale as set forth in SECTION 5.9 hereof. Nothing contained herein shall be construed to limit the right of the Global Administrative Agent to foreclose this Mortgage by judicial action. The Global Administrative Agent and, subject to the terms of the Intercreditor Agreement, each of the Lender Parties shall further be entitled to bring an action upon any or all of the Secured Obligations without attempting to foreclose this Mortgage either by judicial action or by exercise of the power of sale.

         B. During the continuation of an Event of Default, the Global Administrative Agent, shall have the right to foreclose this Mortgage, as to the real property constituting a part of the Other Mortgaged Property, in any manner permitted by applicable law.

         (1) With respect to that portion, if any, of the Other Mortgaged Property, whether movable (personal) or immovable (real) and whether corporeal (tangible) or incorporeal (intangible), which is subject to the laws of the State of Louisiana, including but not limited to any Other Mortgaged Property situated in the State of Louisiana or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby, the Global Administrative Agent may foreclose this Mortgage by executory process subject to, and on the terms and conditions required or permitted by, applicable law, and shall have the right to appoint a keeper of such Other Mortgaged Property. For purposes of Louisiana executory process the Mortgagor acknowledges the Secured Obligations, whether now existing or arising hereafter, and for the Mortgagor, the Mortgagor's heirs, devisees, personal representatives, successors and assigns, hereby confesses judgment for the full amount of the Secured Obligations in favor of the Global Administrative Agent. The Mortgagor further agrees that the Global Administrative Agent may cause all or any part of the Other Mortgaged Property to be seized and sold after due process of law, the Mortgagor waiving the benefit of all laws or parts of law relative to the appraisement or property seized and sold under executory process or other legal process, and consenting that all or any part of the Other Mortgaged Property may be sold without appraisement, either in its entirety or in lots or parcels, as the Global Administrative Agent may determine, to the highest bidder for cash. The Mortgagor hereby waives
                  (i) the benefit of appraisement provided for in articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same; (ii) the demand and three (3) days notice of demand as provided in articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (iii) the notice of seizure provided for in articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (iv) the three (3) days delay provided for in articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (v) all other laws providing rights of notice, demand, appraisement, or delay. Mortgagor expressly authorized and agrees that the Global Administrative Agent shall have the right to appoint a keeper of the Other Mortgaged Property pursuant to the terms and provisions of La. R.S. 9:5131, ET SEQ. and La. R.S. 9:5136, ET SEQ., which keeper may be the Global Administrative Agent, any agent or employee thereof, or any other person, firm, or corporation and who shall be entitled to reasonable compensation for its services.

         (2) With respect to that portion, if any, of the Other Mortgaged Property situated in the State of Wyoming, the Global Administrative Agent may elect to foreclose this Mortgage by advertisement and sale of the Other Mortgaged Property as provided by the Wyoming Foreclosure of Mortgages and Power of Sale Act (Sections 34-4-101, ET SEQ., Wyoming Statutes Annotated, 1999 Edition), as the same may be amended from time to time or by other applicable statutory authority (the power of sale provided for by said Wyoming Foreclosure of Mortgages and Power of Sale Act or other statutory authority being hereby expressly granted to the Global Administrative Agent by Mortgagor). In the event any of the Other Mortgaged Property located in the State of Wyoming shall consist of distinct tracts or lots, they shall first be offered for sale separately, and no more tracts or lots shall be sold than shall be necessary to satisfy the amount of the Secured Obligations; provided, however, that in the event the aggregate of bids on the distinct tracts or lots is not sufficient to satisfy the entire amount of the Secured Obligations, the tracts of lots shall be offered and sold as a whole. No action of the Global Administrative Agent based upon the provisions contained herein or contained in the Wyoming Foreclosure of Mortgages and Power of Sale Act, including, without limitation, the giving and service of written notice of intent to foreclose by power of sale or the publication of the foreclosure sale notice, shall constitute an election of remedies that would preclude the Global Administrative Agent from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure.

         5.2 RIGHTS OF THE TRUSTEES AND THE GLOBAL ADMINISTRATIVE AGENT WITH RESPECT TO PERSONAL PROPERTY CONSTITUTING A PART OF THE MORTGAGED PROPERTY. During the continuation of an Event of Default, the Global Administrative Agent will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code or similar statute in force in any other state to the extent the same is applicable law, including, but not limited to, the right to take possession of all personal property constituting a part of the Mortgaged Property and for this purpose the Global Administrative Agent may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Global Administrative Agent may require the Mortgagor to assemble such personal property to the extent feasible and make it available to the Global Administrative Agent at a place to be designated by the Global Administrative Agent which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Global Administrative Agent will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown below the signatures at the end of this instrument (or at such other address for notice hereafter designated by Mortgagor in conformity with Section 10.1 of the Credit Agreement) at least ten
(10) days before the time of the sale or disposition.

         5.3 RIGHTS OF THE TRUSTEES WITH RESPECT TO FIXTURES CONSTITUTING A PART OF THE MORTGAGED PROPERTY. During the continuation of an Event of Default, the Trustees or the Global Administrative Agent, as applicable, may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

         5.4 JUDICIAL PROCEEDINGS. The Trustees, with respect to the Deed of Trust Mortgaged Property, and the Global Administrative Agent, with respect to the Other Mortgaged Property, in lieu of or in addition to exercising any power of sale herein given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy. The Mortgagor hereby acknowledges the Secured Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon in the full amount of the Secured Obligations in favor of the Global Administrative Agent if such obligations are not paid at maturity.

         5.5 POSSESSION OF THE MORTGAGED PROPERTY. It shall not be necessary for the Trustees or the Global Administrative Agent to have physically present or constructively in their possession at any sale held by the Trustees, the Global Administrative Agent, or by any court, receiver or public officer any of the Mortgaged Property; and the Mortgagor shall deliver to the purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

         5.6 CERTAIN ASPECTS OF A SALE. The Global Administrative Agent and any Lender Party shall have the right to become the purchaser at any sale made pursuant to this Article V, but only the Global Administrative Agent shall have the right to credit upon the amount of the bid made therefor the amount payable to the Lender Parties out of the net proceeds of such sale. To the extent permitted by applicable law, recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the Secured Obligations, after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

         5.7 RECEIPT TO PURCHASER. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustees, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustees or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

         5.8 EFFECT OF SALE. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor's successors or assigns. Nevertheless, the Mortgagor, if requested by the Global Administrative Agent or the Trustees to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

         5.9 APPLICATION OF PROCEEDS. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied in the manner set forth in the Intercreditor Agreement.

         5.10 THE MORTGAGOR'S WAIVER OF APPRAISEMENT, MARSHALING AND OTHER RIGHTS. The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustees, the Global Administrative Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, further waives, to the full extent that the Mortgagor may lawfully do so, any requirement for posting a receiver's bond or replevin bond or other similar type of bond if the Trustees or the Global Administrative Agent commence an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. If any law in this paragraph referred to and now in force, of which the Mortgagor or the Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph.

         5.11 COSTS AND EXPENSES. All costs and expenses (including attorneys' fees) incurred by the Trustees, the Global Administrative Agent or the other Lender Parties in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by the Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the rate of interest from time to time accruing on the ABR Loans under the Credit Agreement plus two percent (2%) until paid, all of which shall constitute a portion of the Secured Obligations.

         5.12 OPERATION OF THE MORTGAGED PROPERTY BY THE TRUSTEES OR THE GLOBAL ADMINISTRATIVE AGENT. Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on the Trustees and the Global Administrative Agent, the Trustees, with respect to the Deed of Trust Mortgaged Property, or the Global Administrative Agent, with respect to the Other Mortgaged Property, (or any person, firm or corporation designated by the Trustees or the Global Administrative Agent) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude the Mortgagor, and the Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead. The Trustees or the Global Administrative Agent, or any person, firm or corporation designated by the Trustees or by the Global Administrative Agent, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Trustees or the Global Administrative Agent or any person, firm or corporation designated by the Trustees or the Global Administrative Agent, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Secured Obligations paid, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         6.1 POOLING AND UNITIZATION. The Mortgagor shall have the right, and is hereby authorized, to pool or unitize all or any part of any tract of land described in EXHIBIT A, insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of the Mortgagor, it is necessary, advisable or desirable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; PROVIDED, HOWEVER, that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in a uniform manner consistently applied. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. The interest of the Mortgagor in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of the Mortgagor therein were specifically described in EXHIBIT A.

         6.2 SUCCESSOR TRUSTEES. Any Trustee may resign in writing addressed to the Global Administrative Agent or may be removed at any time with or without cause by an instrument in writing duly executed by the Global Administrative Agent. In case of the death, resignation or removal of a Trustee, one or more successor Trustees may be appointed by the Global Administrative Agent by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustees, all the estate and title of the prior Trustee in the Mortgaged Property, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to the Trustees shall be deemed to refer to the Trustees from time to time acting hereunder.

         6.3 ACTIONS OR ADVANCES BY THE GLOBAL ADMINISTRATIVE AGENT, THE LENDER PARTIES OR THE TRUSTEES. Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor's expense. If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Global Administrative Agent, the Trustees, any Lender Party or any receiver or keeper appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same in the Mortgagor's behalf, and the Mortgagor hereby agrees to repay the reasonable expense of such action and such advances upon demand plus interest at an annual rate equal to the rate of interest from time to time accruing on ABR Loans under the Credit Agreement plus two percent (2%) until paid. No such advance or action by the Global Administrative Agent, the Trustees, any Lender Party or any keeper or receiver appointed hereunder shall be deemed to relieve the Mortgagor from any default hereunder.

         6.4 THE MORTGAGED PROPERTY TO REVERT; RELEASE OF THIS MORTGAGE. If the Secured Obligations shall be paid in full in cash and all of the Commitments have been terminated and all of the Letters of Credit have expired or have been terminated, then this Mortgage shall terminate and, to the extent applicable under local law, all of the Mortgaged Property shall revert to the Mortgagor and the entire estate, right, title and interest of the Trustees and the Global Administrative Agent and the other Lender Parties granted hereunder shall thereupon cease; and the Trustees and the Global Administrative Agent (for itself and as agent for the Lender Parties) in such case shall, upon the request of the Mortgagor and at the Mortgagor's cost and expense, deliver to the Mortgagor proper instruments in recordable form acknowledging satisfaction of this instrument.

         6.5 RENEWALS, AMENDMENTS AND OTHER SECURITY. Renewals and extensions of the Secured Obligations may be given at any time and amendments may be made to agreements (other than this instrument) relating to any part of such Secured Obligations or the Mortgaged Property and the Trustees and the Lender Parties may take or may now hold other security for the Secured Obligations, all without notice to or consent of the Mortgagor. The Trustees or the Lender Parties may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first Lien upon and prior perfected security interest, subject to Liens permitted by Section 7.2 of the Credit Agreement, in the Mortgaged Property not expressly released until the Secured Obligations are fully paid.

         6.6 INSTRUMENT AS ASSIGNMENT, ETC. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.

         6.7 UNENFORCEABLE OR INAPPLICABLE PROVISIONS. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

         6.8 RIGHTS CUMULATIVE. Each and every right, power and remedy herein given to the Trustees, the Global Administrative Agent or the other Lender Parties under this Mortgage shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustees, the Global Administrative Agent or the other Lender Parties, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustees, the Global Administrative Agent or the other Lender Parties in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

         6.9 WAIVER BY THE TRUSTEES. Any and all covenants in this instrument may from time to time be waived by instrument in writing signed by the Trustees and the Global Administrative Agent to such extent and in such manner as the Required Lenders may desire, but no such waiver shall ever affect or impair either the Trustees', the Global Administrative Agent's or the other Lender Parties' rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.

         6.10 ACTION BY INDIVIDUAL TRUSTEE. Any Trustee from time to time serving hereunder shall have the absolute right, acting individually, to take any action and to exercise any right, remedy, power, privilege or authority conferred upon the Trustees, and any action taken by either Trustee from time to time serving hereunder shall be binding upon the other Trustee and no person dealing with either Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of the other Trustee. In this instrument, the term "Trustee" shall mean ROBERT C. MERTENSOTTO of Houston, Texas, and, as to the Deed of Trust Mortgaged Property located in (or which covers properties located in) the State of Utah, GREGORY P. WILLIAMS of Salt Lake City, Utah, or either of them, as the context requires, and any successor Trustee.

         6.11 NO PARTNERSHIP. Nothing contained in this instrument is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among the Mortgagor, the Trustees, the Global Administrative Agent, the other Lender Parties and their respective Affiliates, or in any way as to make the Global Administrative Agent, the other Lender Parties or the Trustees co-principals with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

         6.12 SUCCESSORS AND ASSIGNS. This instrument is binding upon the Mortgagor, the Mortgagor's successors and assigns, and shall inure to the benefit of the Trustees, their successors, and the Global Administrative Agent and the other Lender Parties and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

         6.13 ARTICLE AND SECTION HEADINGS. The article and section headings in this instrument are inserted for convenience of reference and shall not be considered a part of this instrument or used in its interpretation.

         6.14 EXECUTION IN COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of EXHIBIT A hereto which describe properties situated in parishes, recording districts, or counties other than the parish, recording district, or county in which such counterpart is to be recorded or filed may have been omitted. Complete copies of this instrument containing the entire EXHIBIT A have been retained by the Mortgagor and the Global Administrative Agent.

         6.15 SPECIAL FILING AS FINANCING STATEMENT. This instrument shall likewise be a Security Agreement and a Financing Statement. This instrument shall be filed for record, among other places, in the real estate records of each county, recording district or parish in which any portion of the real property covered by the oil and gas leases described in EXHIBIT A hereto is situated, and, when filed in such counties, recording districts, or parishes shall be effective as a financing statement covering (1) fixtures located or to become located on said oil and gas properties and (2) oil, gas and other minerals extracted from said oil and gas properties (and accounts arising from the sale of said oil, gas and other minerals) at the wellheads of wells located now or hereafter on the real property described in EXHIBIT A hereto. At the option of the Global Administrative Agent, a carbon, photographic or other reproduction of this instrument or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

         6.16 NOTICES. Except as otherwise expressly provided herein, any notice, request, demand or other instrument which may be required or permitted to be given or served upon the Mortgagor shall be sufficiently given when given to the Mortgagor in care of the Borrower in accordance with Section 10.1 of the Credit Agreement.

         6.17 RELIANCE. Notwithstanding any reference herein to the Credit Agreement or any Hedging Agreement, no party shall have any obligation to inquire into the terms or conditions of any such documents and all parties shall be fully authorized to rely upon any statement, certificate, or affidavit of the Global Administrative Agent or any future holder of any portion of the indebtedness evidenced by the Credit Agreement and the other Loan Documents as to the occurrence of any event such as the occurrence of any Event of Default.

         6.18 EFFECTIVE AS MORTGAGE. As to the Deed of Trust Mortgaged Property, this instrument shall be effective as a mortgage as well as a deed of trust and during the continuation of an Event of Default may be foreclosed as to the Deed of Trust Mortgaged Property, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by the Trustees or by the Global Administrative Agent. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Deed of Trust Mortgaged Property to the Global Administrative Agent.

         6.19 NO LIABILITY FOR TRUSTEE. THE TRUSTEES SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEES IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEES' NEGLIGENCE), EXCEPT FOR THE TRUSTEES' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustees shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. All moneys received by the Trustees shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustees shall be under no liability for interest on any moneys received by them hereunder.

         6.20 GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCEPT THAT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH A PORTION OF THE PROPERTY IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE PROPERTY) NECESSARILY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THE LENDER PARTIES GRANTED HEREIN, THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE PROPERTY LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

         6.21 NO UNWRITTEN ORAL AGREEMENTS. THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         6.22 ACCEPTANCE. In accordance with the provisions of Louisiana Civil Code article 3289, the Global Administrative Agent has not signed this Mortgage, its acceptance, on behalf of the Lender Parties, is presumed and tacit and is evidenced by the execution and delivery of the Credit Agreement.

         THUS DONE AND PASSED on the day first set forth above, in my presence and in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagor and me, Notary, after reading of the whole.

                                           FOREST OIL CORPORATION


                                           By: /s/ DONALD H. STEVENS
                                              ----------------------------------
                                           Name:  Donald H.  Stevens
                                           Title: Vice President and Treasurer

Witnesses:

/s/ FRANCIS BRADLEY
-----------------------
Name: Francis Bradley

/s/ SUZANNE SNOW
-----------------------
Name: Suzanne Snow


                     /s/ ANGELINA M. ROTHWELL
                     ------------------------------------
                                Notary Public


The name and mailing address of the Mortgagor is:

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado  80202
Attention: Vice President and Treasurer
Telephone:        (303) 812-1400
Telecopy:         (303) 812-1510

The names and mailing addresses of the Trustees are:

Robert C. Mertensotto, Trustee
c/o CHASE SECURITIES, INC.
Global Oil & Gas
600 Travis, 20th Floor
Houston, TX  77002
Telephone:        (713) 216-4147
Telecopy:         (713) 216-8870

Gregory P. Williams, Trustee
c/o VanCOTT, BAGLEY, CORNWALL & McCARTHY
50 South Main, Suite 1600
Salt Lake City, UT  84144
Telephone:        (801) 532-3333 ext. 362
Telecopy:         (801) 534-0058

The name and mailing address of the Global Administrative Agent is:

THE CHASE MANHATTAN BANK
Loan and Agency Services
One Chase Manhattan Plaza, 8th floor
New York, NY  10081
Attention:        Michael Cerniglia
Telephone:        (212) 552-7906
Telecopy:         (212) 552-5777

with a copy to:

c/o The Chase Manhattan Bank
The Chase Manhattan Bank
Global Oil & Gas Group
600 Travis, 20th Floor
Houston, Texas  77002
Attention:        Peter Licalzi
Telephone:        (713) 216-8869
Telecopy:         (713) 216-4117

STATE OF TEXAS                    )
                                  )  SS.
COUNTY OF HARRIS                  )


         BE IT REMEMBERED that I, Angelina M. Rothwell, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 17th day of November, 2000, there appeared before me severally each of the following persons, each being either a Trustee or else the designated officer of the corporation or association set opposite his name, and each such Trustee, corporation and association being a party to the foregoing instrument:

         Donald H. Stevens, the Vice President and Treasurer of FOREST OIL CORPORATION, whose address is 1600 Broadway, Suite 2200, Denver, Colorado 80202.

ALASKA
AND TEXAS         This instrument was acknowledged before me on this day
                  by each such person as the designated officer of the corporation or association set opposite his name on behalf of said corporation or association set opposite his name.

UTAH On this day personally appeared before me such persons, who, being by me duly sworn, did say, that (as the case may be) they are the designated officers of said corporation or association or are Trustees and that said instrument was signed (as the case may be) on behalf of said corporation or association by resolution of its Board of Directors (or on behalf of themselves as Trustees, as the case may be), and said persons acknowledged to me that said corporation, association or Trustees executed the same.

WYOMING The foregoing instrument was acknowledged before me by the above individuals on this day.

         Witness my hand and official seal.

                                         /s/ ANGELINA M. ROTHWELL
                                         ---------------------------------------
                                         Notary Public
                                         Residing at: Ham's County


My commission expires: April 5, 2003
                      ----------------------

                                    EXHIBIT A
                                       TO
            MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT,
    FINANCING STATEMENT AND FIXTURE FILING, EXECUTED NOVEMBER 17, 2000, DATED
               AS OF DECEMBER 7, 2000, FROM FOREST OIL CORPORATION
          TO ROBERT C. MERTENSOTTO AND GREGORY P. WILLIAMS, AS TRUSTEES
                          AND THE CHASE MANHATTAN BANK,
                         AS GLOBAL ADMINISTRATIVE AGENT

                               LIST OF PROPERTIES

         1. Depth limitations, unit designations, unit tract descriptions and descriptions of undivided leasehold interests, well names, "Operating Interests", "Working Interests" and "Net Revenue Interests" contained in this EXHIBIT A and the listing of any percentage, decimal or fractional interest in this EXHIBIT A shall not be deemed to limit or otherwise diminish the interests being subjected to the lien, security interest and encumbrance of this instrument.

         2. Some of the land descriptions in this EXHIBIT A may refer only to a portion of the land covered by a particular lease. This instrument is not limited to the land described in EXHIBIT A but is intended to cover the entire interest of the Mortgagor in any lease described in EXHIBIT A even if such interest relates to land not described in EXHIBIT A. Reference is made to the land descriptions contained in the documents of title recorded as described in this EXHIBIT A. To the extent that the land descriptions in this EXHIBIT A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

         3. References in EXHIBIT A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in EXHIBIT A are to the official real property records of the county or counties (or parish or parishes or recording district or recording districts) in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records or other records.

         4. A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting.

                                                       [Do not detach this page]



                               Exhibit A - Page 1